UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           June 23, 2009

HI-TECH PHARMACAL CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act Section 12. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

William Peters – Amendment No.2 to Employment Agreement

On June 23, 2009, Hi-Tech Pharmacal Co., Inc. (the “Company”) and Mr. William Peters, the Company’s Chief Financial Officer, entered into Amendment No. 2 (the “Amendment”) to Mr. Peters’ Employment Agreement (the “Agreement”), a copy of which is being filed as Exhibit 10.5 to this Current Report on Form 8-K.

The Amendment, effective as of June 23, 2009, extends the term of Mr. Peters’ employment until July 31, 2011. The term is automatically renewed for successive one (1) year terms unless terminated (i) by the Company upon six (6) months advance written notice to Mr. Peters, (ii) by Mr. Peters upon sixty (60) days advance written notice to the Company, or (iii) unless terminated in accordance with the provisions of Section 5 of the Agreement. The Amendment provides that he will receive as compensation for his services an annual salary equal to $280,000 for the period August 1, 2009 through July 31, 2010 and $300,000 for the period August 1, 2010 through July 31, 2011.

The Amendment also provides that in the event of a Change in Control of the Company (as defined in the Agreement), the Company will pay or cause its successor to pay to Mr. Peters, in cash, in a lump sum within fifteen (15) days after the Change in Control, an amount equal to two times his base compensation which equals the sum of (i) his annual salary on the day preceding the Change in Control, plus (ii) his annual bonus for the year immediately preceding the Change in Control. In addition, following a Change in Control, at no cost to Mr. Peters, the Company will maintain for Mr. Peters and his dependents, all health insurance and welfare benefits for the lesser of one year or until he and his dependents are eligible for similar benefits from his new employer.

The Amendment revises the definition of “Acquisition” in the Change in Control definition of the Agreement to mean an event whereby any Person (as defined in the Agreement) is or becomes the Beneficial Owner (as defined in the Agreement), directly or indirectly, of securities of the Company representing forty (40%) percent or more of the combined voting power of the Company’s then outstanding securities.

Bryce M. Harvey – Employment Agreement and Amendment No.1

Effective April 1, 2009 the Company and Mr. Bryce Harvey, the President of the Company’s Midlothian division, entered into Amendment No. 1 (the “Harvey Amendment”) to Mr. Harvey’s Employment Agreement dated as of December 27, 2007 (the “Harvey Agreement”), copies of which are being filed as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K. The term of the Harvey Agreement is until March 31, 2011 unless earlier terminated by Mr. Harvey upon 30 days advance written notice to the Company, or unless earlier terminated pursuant to the provisions of the Harvey Agreement. Mr. Harvey is to receive as compensation for his services an annual salary equal to (i) $257,500 for the period April 1, 2009 through March 31, 2010 and (ii) $267,500 for the period April 1, 2010 through March 31, 2011; provided he remains employed with the Company. Mr. Harvey will receive a bonus for each calendar year during the term, provided he remains an employee of the Company, equal to the sum of 1.5% of the first $2 million of the Midlothian Division’s pre-tax net income for the applicable year plus 5% of the Midlothian Division’s pre-tax net income in excess of $2 million for such year. In the event Mr. Harvey ceases to be employed by the Company, he will receive a bonus pro-rated for the number of days he is actually employed during the calendar year for which the bonus was applicable; provided he was not terminated by the Company for Cause. Mr. Harvey may receive stock options, at the sole discretion of the Company’s management, such discretion to be exercised by recommendation of the Company’s Chief Executive Officer to the Compensation Committee. The Chief Executive Officer shall recommend that Mr. Harvey receive options to purchase ten thousand (10,000) shares of the Company’s common stock, when the Company makes its annual grant of stock options; however, the Compensation Committee shall make the final determination.

The Harvey Agreement provides that Mr. Harvey’s employment shall terminate in the event of Mr. Harvey’s death or total disability, or a termination for Cause, as defined in the Harvey Agreement, or termination by the Company upon two weeks prior notice to Mr. Harvey by the Company (“Company Termination”). In the case of a Company Termination, Mr. Harvey will be entitled to receive severance payments equal to eighty (80%) percent of his salary for a period beginning on the date the Company Termination occurs and ending on the earlier of the (i) the two year anniversary date of the Harvey Agreement and (ii) the one year anniversary date of the Company Termination. In addition, Mr. Harvey will be entitled to receive a bonus for the year in which the Company Termination occurs as if he had not been terminated. Mr. Harvey is not entitled to receive severance in the event his employment is terminated for Cause, total disability or death. The Harvey Agreement contains standard confidentiality provisions and indemnification provisions.

Gary M. April - Employment Agreement

The Company and Mr. Gary April, the President of the Company’s Health Care Products Division (“HCP Division”), entered into an Employment Agreement effective as of January 1, 2009 (the “April Agreement”), a copy of which is being filed as Exhibit 10.8 to this Current Report on Form 8-K. The term of the April Agreement is until December 31, 2011 unless earlier terminated or extended as provided in the April Agreement. Mr. April is to receive as compensation for his services an annual salary equal to (i) $225,000 for the period January 1, 2009 through December 31, 2010 and (ii) $235,000 for the period January 1, 2010 through December 31, 2011. Mr. April will receive a bonus during each calendar year of his employment equal to two (2%) percent of the increase in Net Sales, as defined in the April Agreement, of the HCP Division over the immediately preceding year’s Net Sales of the HCP Division. For purposes of the April Agreement, Mr. April agreed that Domestic Sales for the Company’s fiscal year ended 2008 were deemed to be $10,846,000. In addition, Mr. April may also receive a profit bonus based on Net Profits of the HCP Division. In the event the Net Profits, as defined in the April Agreement, of the HCP Division are greater than the prior year’s Net Profits, Mr. April will be entitled to receive a profit bonus equal to three (3%) percent of the increase in net profits of the HCP Division. The parties agreed that there was no Net Profit of the HCP Division for fiscal 2008. Mr. April may receive stock options, at the sole discretion of the Company’s management, such discretion to be exercised by recommendation of the Company’s Chief Executive Officer or Chief Financial Officer to the Compensation Committee. The Chief Executive Officer shall recommend that Mr. April receive options to purchase seven thousand five hundred (7,500) shares of the Company’s common stock; however, the Compensation Committee shall make the final determination.

The April Agreement provides that Mr. April’s employment will terminate in the event of Mr. April’s death, total disability, Mr. April wrongfully leaves his employment, Mr. April voluntarily terminates his employment, or a termination for Cause, as defined in the April Agreement. In the event of Mr. April’s termination due to death or total disability, if Mr. April was entitled to receive a bonus or profit bonus, he, his designee or his estate will paid a pro-rata amount of the bonus and profit bonus for the year in which death or total disability occurred based on the number of months Mr. April was employed in such year. Mr. April may voluntarily terminate his employment only upon the giving of six (6) months’ prior written notice thereof to the Company (“Permissible Voluntary Termination”). In addition to his salary, in the event he is entitled to a bonus or a profit bonus, he will be paid, within thirty (30) days after the Company’s Chief Executive Officer or Chief Financial Officer has determined the Net Profits of the Company’s HCP Division, a pro-rata payment of the bonus and profit bonus for such year in which the Permissible Voluntary Termination occurs based on the number of months during the year which he was employed by the Company through and including the month of his Permissible Voluntary Termination. The date of the Permissible Voluntary Termination shall be not less than six (6) months after his notice to the Company.

In the event during Mr. April’s employment, all or substantially all of the assets or stock of the Company or of the HCP Division of the Company are sold to a third party unrelated to any of the current principal shareholders of the Company or its affiliates, Mr. April will be entitled to receive a Sale Bonus, payable, at the Company’s discretion, in cash, stock options of the Company or other equity based compensation. In the event of the sale of the Company, the Sale Bonus will be equal to two (2%) percent of an amount equal to 1.5 times the Sales, as defined in the April Agreement, of the HCP Division for the fiscal year immediately preceding the sale of the Company. In the event of a sale of the HCP Division: (a) if the Net Sale Price, as defined in the April Agreement, is up to 1.5 times the Sales, the Sale Bonus will be equal to two (2%) percent of the actual net proceeds; (b) if the Net Sale Price of the HCP Division is more than 1.5 times the Sales, but not more than two (2) times the Sales of the HCP Division, the Sale Bonus will be equal to three (3%) percent of the actual net proceeds; or (c) if the Net Sale Price of the HCP Division is in excess of two (2) times the Sales of the HCP Division, then the Sale Bonus shall be equal to four (4%) percent of the actual net proceeds. The Sale Bonus will be payable on a one time basis and only in the event Mr. April is employed by the Company at the time of the consummation of the sale. The April Agreement contains standard confidentiality provisions and indemnification provisions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.5	Amendment No. 2 to Employment Agreement of William Peters
10.6	Employment Agreement of Bryce M. Harvey
10.7	Amendment No. 1 to Employment Agreement of Bryce M. Harvey
10.8	Employment Agreement of Gary M. April

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2009	HI-TECH PHARMACAL CO., INC.

/s/ David Seltzer
Name: David Seltzer
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.5	Amendment No. 2 to Employment Agreement of William Peters
10.6	Employment Agreement of Bryce M. Harvey
10.7	Amendment No. 1 to Employment Agreement of Bryce M. Harvey
10.8	Employment Agreement of Gary M. April